POWER OF ATTORNEY
Know all by those present, that the undersigned hereby constitutes and appoints each of Michael L. Preston, Ulrik Damborg and Jody L. Johnson, signing singly, the undersigned's true and lawful attorney-in-fact to:
1.Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of California Resources Corporation (the "Company"), Forms 3, 4 and 5 (including any amendments, corrections, supplements or other changes thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder and Form 144 (including any amendments, corrections, supplements or other changes thereto) in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);
2.Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and Form 144 (including any amendments, corrections, supplements or other changes thereto) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3.Execute for and on behalf of the undersigned a Form ID (including amendments thereto), or any other documents prescribed by the Securities and Exchange Commission, that may be necessary to obtain or regenerate codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission of reports required by Section 16(a) of the Exchange Act or any rule or regulation of the Securities and Exchange Commission.
4.Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Section 5 of the Securities Act.

The undersigned agrees that each attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to an attorney-in-fact for purposes of executing, acknowledging, delivering or filing a Form ID, Form 3, Form 4, Form 5 or Form 144 (including amendments thereto) and agrees to reimburse the Company and each attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of December, 2024.

    /s/ Clio C. Crespy
    Clio C. Crespy
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